SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2021

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	000-26584	91-1691604
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 S First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	BANR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of New Directors

On February 25, 2021, Banner Corporation (“Company”) announced that Ellen R. M. Boyer and John Pedersen have been appointed as directors of the Boards of Directors of the Company and its financial institution subsidiary, Banner Bank (“Bank”). Ms. Boyer will serve on the Audit and Compensation and Human Capital Committees. Mr. Pedersen will serve on the Risk and Credit Risk Committees. Both Ms. Boyer and Mr. Pedersen became directors effective February 24, 2021.

Ellen R.M. Boyer is Chief Financial Officer of Logic20/20, a business and technology consulting firm headquartered in Seattle, Washington. Ms. Boyer has over 25 years of finance and operational experience in a variety of industries, including technology, financial services and healthcare. Prior to joining Logic20/20 in 2014, Ms. Boyer held CFO and/or COO roles at several companies in the Seattle area beginning in 1994. Ms. Boyer was previously an Audit Senior Manager at PriceWaterhouseCoopers, where she worked for 12 years. Ms. Boyer has extensive experience in strategic planning, mergers and acquisitions, governance matters, organizational effectiveness, and audit and financial matters. Ms. Boyer graduated from Oregon State University with degrees in Accounting and Spanish and minors in Computer Science and Latin American Affairs. She maintains an active Certified Professional Accountant license. Ms. Boyer is active in her community and has served on several for-profit and not-for-profit boards, including Umpqua Holdings Corporation from 2014 through 2016 and Sterling Financial Corporation (now Umpqua) from 2007 through 2014. Ms. Boyer qualifies as an audit committee financial expert. This qualification, together with her deep financial expertise and strategic planning experience supported her nomination to the Board.

John Pedersen was with City National Bank of Los Angeles, California from 2004, serving as Executive Vice President and Chief Risk Officer from 2006 until 2019. He has over three decades of progressive commercial banking credit and risk management responsibilities and significant expertise in establishing and managing risk management functions within a regional bank setting. Mr. Pedersen is skilled in strategic planning including turn-around and growth strategies. He has a thorough understanding of many aspects of banking, including retail, small business, commercial real estate, dealer banking, consumer lending, mortgage banking and middle market lending. Mr. Pedersen began his career in government and held staff and leadership positions with the Office of the Comptroller of the Currency and the Office of Thrift Supervision. After government service, Mr. Pedersen managed a wide range of risk management activities for several financial institutions, including First Interstate Bancorp, KeyCorp, Wachovia and Bank of the West. Active in the community, Mr. Pedersen is involved with various philanthropic organizations that facilitate the micro-financing of small business entrepreneurs domestically and abroad.  Mr. Pedersen earned a BBA degree in finance and accounting from the University of Oklahoma. Mr. Pedersen’s deep risk management expertise and broad banking experience supported his nomination to the Board.

For additional information concerning Ms. Boyer’s and Mr. Pedersen’s background, please refer to the press release dated February 25, 2021, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

There are no family relationships between Ms. Boyer and Mr. Pedersen and any director or other executive officer of the Company or the Bank and Ms. Boyer and Mr. Pedersen were not appointed as directors pursuant to any arrangement or understanding with any person. Neither Ms. Boyer nor Mr. Pedersen has engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 9.01    Financial Statements and Exhibits.

(d)          Exhibits

99.1        Press Release of Banner Corporation dated February 25, 2021
104         Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: February 25, 2021	By:/s/Peter J. Conner
Peter J. Conner
Executive Vice President and Chief Financial Officer